                             SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT, dated as of August 11, 1998 (this "Agreement"), between Crane Co., a Delaware corporation ("Crane"), and the shareholder listed on the signature page hereof (such shareholder and (with respect to Shares (as defined herein) owned by an individual jointly with such shareholder's spouse) together with his or her spouse, being referred to herein as the "Shareholder");

                                  WITNESSETH:

         WHEREAS, the Shareholder, as of the date hereof, is the owner of or has the sole right to vote the number of shares of common stock, par value $.01 per share ("Common Stock"), of Liberty Technologies, Inc., a Pennsylvania corporation (the "Company"), set forth below the name of the Shareholder on the signature page hereof, together with the Rights associated therewith (the "Shares"); and

         WHEREAS, in reliance upon the execution and delivery of this Agreement, Crane will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with, among others, the Company, which provides, among other things, that upon the terms and subject to the conditions thereof, the Offer will be made and the Company will become wholly owned by Crane at the Effective Time of the Merger; and

         WHEREAS, to induce Crane to enter into the Merger Agreement and to incur the obligations set forth therein, the Shareholder is entering into this Agreement pursuant to which the Shareholder agrees to vote in favor of the transactions contemplated by the Merger Agreement and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         Section 1. Tender of Shares. The Shareholder covenants and agrees to tender, or cause to be tendered, and to not (without the consent of Crane) withdraw the Shares owned by such Shareholder pursuant to the Offer until the earlier of (i) the date on which the Offer is terminated or withdrawn or (ii) the date on which the Merger Agreement is terminated.

         Section 2. Voting of Shares; Proxy. (a) The Shareholder agrees that until the earlier of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated or (iii) the purchase of all of the Shares owned by the Shareholder pursuant to the Offer (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Shareholder shall vote all Shares owned by the Shareholder at any meeting of the Company's shareholders (whether annual or special and whether or not an adjourned meeting), or, if applicable, take action by written consent (x) for adoption and approval of the Merger Agreement and in favor of the Merger and otherwise in favor of the transactions contemplated by the Merger Agreement as such Merger Agreement may be modified or amended from time to time and (y) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the transactions contemplated by the Merger Agreement, including, without limitation, any Acquisition Proposal other than the transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

         (b) At the request of Crane, the Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by the Shareholder of such Shareholder's duties under this Agreement, shall promptly execute, in accordance with the provisions of
Section 1759(c) of the Pennsylvania Business Corporation Law, and deliver to Crane, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint Crane or its designees, with full power of substitution, such Shareholder's attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Shareholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i) and (ii) above of Section 1(a). The Shareholder acknowledges that the proxy executed and delivered by such Shareholder shall be coupled with an interest, shall constitute, among other things, an inducement for Crane to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Shareholder. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

         (c) The Shareholder agrees, and shall take all actions necessary to ensure, that the certificate(s) evidencing the Shares shall have the following legend placed thereon (in addition to any legend required under applicable state or federal securities law):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION PURSUANT TO A SHAREHOLDER AGREEMENT DATED AUGUST 11, 1998, BETWEEN THE SHAREHOLDER WHOSE NAME APPEARS ON THIS CERTIFICATE AND CRANE CO. (THE "SHAREHOLDER AGREEMENT")."

         Section 3. Covenants of the Shareholder. The Shareholder covenants and agrees for the benefit of Crane that such Shareholder, in his or her capacity as a Shareholder, will:

              (a) until the date that is six months after the Expiration Date, except for the tendering of the Shares pursuant to the Offer and except for the option granted to Crane pursuant to Section 4 hereof, not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by such Shareholder or any interest therein, unless and until such transferee executes and delivers to Crane a joinder to this Agreement pursuant to which such transferee shall agree that, for all purposes of this Agreement, (i) such transferee shall be deemed to be the "Shareholder" hereunder and (ii) all shares of the Common Stock of the Company transferred to such transferee pursuant to this Section 3(a) shall be deemed to be "Shares" hereunder;

              (b) until the Expiration Date, except as may be required to vote the Shares in accordance with Section 2 hereof, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by such Shareholder, deposit any of the Shares owned by such Shareholder into a voting trust, enter into a voting agreement with respect to any of the Shares owned by such Shareholder or otherwise restrict the ability of the holder of any of the Shares owned by such Shareholder freely to exercise all voting rights with respect thereto; and

              (c) until the Expiration Date, not, and cause such Shareholder's agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Acquisition Proposal. The Shareholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform such Shareholder's agents and representatives of the obligations undertaken in this Section 3(c). The Shareholder shall notify Crane immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, such Shareholder.

         Section 4. Grant of Option. (a) The Shareholder hereby grants to Crane an irrevocable option (the "Option") to purchase all or any part of the Shares owned by such Shareholder (the "Option Shares") at a price of $3.50 per Option Share.

              (b) The Option may be exercised by Crane, in whole or in part, at any time or from time to time if the Company enters into an Acquisition Agreement with a party other than Crane or any of its Affiliates within six months after the Expiration Date;

              (c) In the event Crane wishes to exercise the Option, Crane shall send a written notice (an "Exercise Notice") to the Shareholder specifying the total number of Option Shares Crane wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares which Crane wishes to receive, a date (a "Closing Date"), which shall be a business day which is at least three business days after delivery of such notice, and place for the closing of such purchase (a "Closing"). Upon receipt of an Exercise Notice, the Shareholder shall be obligated to deliver to Crane the number of Option Shares specified therein, in accordance with the terms of this Agreement, on the later of (i) the Closing Date and (ii) the first business day on which there shall be no preliminary or permanent injunction or other order by and court of competent jurisdiction preventing or prohibiting such exercise of the Option or the delivery of the Option Shares in respect of such exercise. At each Closing, the Shareholder will deliver to Crane a certificate or certificates evidencing the number of Option Shares specified in Crane's Exercise Notice, registered in the name of Crane or its nominee, and Crane will deliver to the Shareholder the aggregate purchase price for such Option Shares. All payments made by Crane to the Shareholder pursuant to this Section 4 shall be made, at the option of the Shareholder, by wire transfer of immediately available funds, or by delivery to the Shareholder of a certified or bank check or checks payable to or on the order of the Shareholder.

         Section 5. Covenants of Crane. Crane covenants and agrees for the benefit of the Shareholder that (a) immediately upon execution of this Agreement, Crane shall enter into the Merger Agreement, and (b) until the Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 5, Section 14 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict Crane's right or ability to exercise any of its rights under the Merger Agreement.

         Section 6. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Crane that: (a) the execution, delivery and performance by the Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Shareholder is bound, other than consents, waivers and approvals the absence of which would not reasonably be expected to have an adverse effect on the Shareholder's ability to perform his or her obligations hereunder and except for such conflicts, breaches or defaults which would not reasonably be expected to have an adverse effect on the Shareholder's ability to perform his or her obligations hereunder; (b) this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law); (c) the Shareholder is the sole owner of or has the sole right to vote the Shares and the Shares represent all shares of Common Stock which the Shareholder is the sole owner of or has the sole right to vote at the date hereof, and the Shareholder does not have any right to acquire, nor is he or she the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options or other rights granted by the Company); (d) the Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; and (e) the Shareholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever, other than restrictions upon resale which may be imposed by federal or state securities laws and other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and, with respect to the representations and warranties set forth in clauses (c), (d) and (e) of this Section 6, as of each day from the date hereof through and including the earlier to occur of the date that is six months after the Expiration Date or the date of the consummation of any transfer of Shares permitted by Section 3(a) hereof.

         Section 7. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Mergers) recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Shareholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2, then such additional shares of Common Stock and other securities shall become Option Shares hereunder and the terms of this Agreement shall otherwise apply to the shares of capital stock or other instruments or documents held by the Shareholder immediately following the effectiveness of the events described in clause (a) or the Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

         Section 8. Specific Performance. The Shareholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Crane would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him or her of the provisions of this Agreement. Accordingly, the Shareholder and Crane each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

         Section 9. Notices. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Shareholder at the address listed on the signature page hereof, and to Crane at 100 First Stamford Place, Stamford, CT 06902, Attention: Augustus I. duPont, telecopy number 203-363-7350 or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

         Section 10. Binding Effect; Survival. Upon execution and delivery of this Agreement by Crane, this Agreement shall become effective as to the Shareholder at the time the Shareholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

         Section 12. Counterparts. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

         Section 13. Effect of Headings; Defined Terms. The Section headings herein are for convenience of reference only and shall not affect the construction hereof. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         Section 14. Additional Agreements; Further Assurance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Shareholder will provide Crane with all documents which may reasonably be requested by Crane and will take reasonable steps to enable Crane to obtain all rights and benefits provided it hereunder.

         Section 15. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Crane and the Shareholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                            CRANE CO.


                                            By
                                              --------------------------------
                                              Title:
                                                    --------------------------
SHAREHOLDER:


--------------------------------
[Name]

SPOUSE:


--------------------------------
Name:

Address:


Number of Shares:

                                                                        ANNEX A

                               IRREVOCABLE PROXY

         In order to secure the performance of the duties of the undersigned pursuant to the Shareholder Agreement, dated as of August 11, 1998 (the "Shareholder Agreement"), between the undersigned and Crane Co., a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints David S. Smith and Augustus I. duPont, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses
(x) and (y) of Section 2 of the Shareholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said
Section 2 and otherwise act (consistent with the terms of the Shareholder Agreement) with respect to all shares of Common Stock, par value $.01 per share (the "Shares"), of Liberty Technologies, Inc., a Pennsylvania corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy has been executed in accordance with Section 1759(c) of the Pennsylvania Business Corporation Law.



----------------------------
[Name]


----------------------------


Dated:
      ----------------------

                                      A-1